                                                                     EXHIBIT N-5
                                                                       (REVISED)



                        IDENTIFICATION AND DESCRIPTION OF
                              SERVICE ARRANGEMENTS
                                     BETWEEN
                    FIRSTENERGY CORP. AND ASSOCIATE COMPANIES



PART A - SERVICES PROVIDED BY FIRSTENERGY AT COST

      FirstEnergy currently provides various services at cost to its subsidiary companies. As described in Item 3.R.1 of the Application/Declaration on Form U-1, these services will be moved to a new "service company" as soon as practical consistent with continued efficient operation of the FirstEnergy system. The first table below lists the FirstEnergy department or function providing services, the recipients, the approximate number of employees involved and estimated expenses for the year ending December 31, 2001 regarding these services. These services are generally provided without a specific written agreement except in certain circumstances regarding services to ATSI.

      The estimated aggregate amount of services to be provided by FirstEnergy to the FirstEnergy utility subsidiaries in 2001 is: Ohio Edison, $80 million, Cleveland Electric, $67 million, Toledo Edison, $31 million, Penn Power, $12 million and ATSI, $10 million. FirstEnergy anticipates that the dollar amounts of services described below will remain relatively constant subject to reductions resulting from merger synergies and consolidation of service company functions with GPUS increased by the expansion of services necessary to accommodate the GPU Subsidiaries as client companies. FirstEnergy and GPU have appointed transition teams who are working to identify best practices and outline the organization of the service function to be in place following the interim period. FirstEnergy has not yet identified which of the functions listed below will be migrated to a new service company or in what time frame. That information will be developed in the interim period. In general, FirstEnergy expects that the new service company will provide all or most of the services listed below but generally will not engage in "utility operating" functions as has been the case at GPUS.

      FirstEnergy has a cost allocation manual and policies and guidelines for affiliated company transactions as required by the PUCO in connection with the Corporate Separation Plan. (See Case No. 99-2422-EL-ORD, January 20, 2000). These documents identify what companies provide services to associate companies, define "cost" as fully allocated cost including direct and actual costs plus indirect costs and other appropriate overheads which is consistent with "cost" as defined in Rules 90 and 91. FirstEnergy has an automated accounting system to allow for separation of costs among its various business units. A valid responsibility area must be associated with all transactions before any entries can be made in the accounting system.

      Whenever appropriate, costs specifically attributable to an entity are charged directly to that entity. When services are provided by one entity to another, charges are billed through the

Value Based Management (VBM) system. Pricing is at cost unless a market price is allowed under state regulation. After the Merger, FirstEnergy will charge only cost as defined in Rules 90 and 91. Costs that cannot be directly billed are allocated. Whenever possible costs of services that can be directly assignable are assigned to the entity to whom such costs are attributable. Costs which have a joint benefit are allocated by an appropriate cost causation method (for example, employee benefit costs incurred by corporate support services are allocated based on labor dollars). Costs which have a joint benefit but cannot be allocated on a cost causative basis are allocated through general allocation factors such as revenues. "Corporate sustaining costs" are unattributable costs which jointly benefit all units, such as corporate governance activities such as shareholder services, investor relations, financial reporting, general corporate legal services, risk management and similar areas. These costs are allocated by general allocation factors. Finally, "unallocable" costs are captured at FirstEnergy and are not allocated to any subsidiary. These include FirstEnergy business diversification, political and philanthropic activities.

      Services currently provided by FirstEnergy, at cost as defined in Rules 90 and 91, are as follows:

                                                APPROXIMATE       APPROXIMATE
                                                 NUMBER OF       FY 2001 AMOUNT
  PROVIDING DEPARTMENT         RECIPIENTS*       EMPLOYEES      ($ IN THOUSANDS)
--------------------------------------------------------------------------------
Administrative Services            All              116                30,443

Advanced Technologies              All               12                13,019

Business Planning                  All               13                   509

Claims                             All                7                   475

Communications                     All               19                14,355

Consolidated Call Center       FirstEnergy          157                11,882
                                 Utility
                               Subsidiaries

Controller's                       All               96                22,833

Corporate                          All               23                 6,562

Corporate Administrative           All                2
Group Admin                                                               793

Corporate Affairs                  All                7                13,574

Customer Account Services      FirstEnergy           83                19,726
                                 Utility
                               Subsidiaries

Enterprise Risk Management         All                8                 2,727

Federal Government Affairs         All                2                 1,188

Finance Admin                      All               14                 2,676

                                                APPROXIMATE       APPROXIMATE
                                                 NUMBER OF       FY 2001 AMOUNT
  PROVIDING DEPARTMENT         RECIPIENTS*       EMPLOYEES      ($ IN THOUSANDS)
--------------------------------------------------------------------------------
Government Affairs                 All                4                 1,283

Human Resources                    All               93                 6,929

Industrial Relations               All               27                 6,228

Information Services               All              414                57,995

Internal Auditing                  All               16                 1,701

Legal                              All               18                20,848

Project & Support Services         All               34                 3,113

Rate                               All               23                 5,241

Real Estate                        All               28                12,546

Supply Chain                       All              222                28,625

T&D Technical Services             All              113                11,955

Treasury                           All               24                 6,832

Workforce Development          FirstEnergy           44                 4,784
                                 Utility
                               Subsidiaries

Allocated FE Executive and     FirstEnergy           10                 5,602
Staff Costs                      Utility
                              Subsidiaries,
                               FirstEnergy
                                Solutions,
                                 Marbel,
                               Firstenergy
                                Facilities,
                               GenCo, FENOC
                                                  -----               -------
Totals                                            1,718               314,444
                                                  -----               -------

* "All" meaning all associate companies including utility and non-utility


PART B - SERVICES PROVIDED BY SUBSIDIARIES AT COST

      Certain Subsidiaries of FirstEnergy provide services to associate companies at cost as defined in Rules 90 and 91. As noted in Item 3.R.4 of the Application/Declaration on Form U-1, FirstEnergy is seeking approval under Rule 87 for the providing entity to continue to provide these services.

                                                           APPROXIMATE     APPROXIMATE
                                            NATURE OF       NUMBER OF     FY 2001 AMOUNT
  PROVIDING COMPANY         RECIPIENTS       SERVICES       EMPLOYEES    ($ IN THOUSANDS)
-----------------------------------------------------------------------------------------
ATSI                       FirstEnergy     Transmission            89            172,592
                             Utility        Services at                     Transmission
                          Subsidiaries;    Tariff Rates                    At Tariff and
                           Non-Utility       and Misc                         1,690 Misc
                           Subsidiaries     Technical                        Services at
                                            Services at                             Cost
                                               Cost

FENOC                         ATSI         Maintenance              3                 67
                                             at Davis
                                           Besse Plant

FirstEnergy Solutions         ATSI         Pass Through            --             10,546
                                             Ancillary
                                            Services To
                                           Third Parties

FirstEnergy Solutions      FirstEnergy    Administrative            1                 36
                             Utility         Services
                          Subsidiaries

GenCo                         ATSI         Maintenance             88                 32
                                           at Burger
                                             Plant

GenCo                      FirstEnergy    Environmental            30              1,021
                             Utility         Services
                          Subsidiaries;
                           Non-Utility
                          Subsidiaries

GenCo                      FirstEnergy      Generation            293              5,018
                             Utility         Technical
                          Subsidiaries,      Services,
                              FENOC         Maintenance

GenCo                         ATSI          Maintenance             2                 50
                                             at Sammis
                                              Plant

Northern Region (CEI)      FENOC, ATSI,    Maintenance &          909              8,741
                              GenCo,       Construction
                           FirstEnergy
                            Solutions

Central Region (OE)        FENOC, ATSI,    Maintenance &          613             15,685
                              GenCo,       Construction
                           FirstEnergy
                            Solutions,
                           FirstEnergy

                                                           APPROXIMATE     APPROXIMATE
                                            NATURE OF       NUMBER OF     FY 2001 AMOUNT
  PROVIDING COMPANY         RECIPIENTS       SERVICES       EMPLOYEES    ($ IN THOUSANDS)
-----------------------------------------------------------------------------------------
Southern Region (OE)       ATSI, GenCo     Maintenance &          264              8,721
                                           Construction

Western Region (TE, OE)    FENOC, ATSI,    Maintenance &          551             10,946
                              GenCo,       Construction
                           FirstEnergy
                            Solutions,
                           FirstEnergy

Eastern Region (OE,        FENOC, ATSI,    Maintenance &          688             19,023
CEI, PP)                      GenCo,       Construction
                           FirstEnergy
                            Solutions


PART C - SERVICES PROVIDED AT MARKET PRICES

      FirstEnergy Facilities provides services to associate companies at prices other than cost as defined in Rules 90 and 91. As noted in Item 3.R.4 of the Application/Declaration on Form U-1, FirstEnegy requests authorization to allow the arrangements identified in this Part C, as well as extensions, additions and replacements thereof in the ordinary course of business (the "At Market Service Arrangements"), to remain in place for a period ending not later than December 31, 2002 and requests an exemption or waiver under Section 13 from the cost standards of Rules 90 and 91, as applicable, for such At Market Service Arrangements.


    COMPANY                                         APPROXIMATE    APPROXIMATE FY
   PROVIDING                                         NUMBER OF      2001 AMOUNT
   SERVICES      RECIPIENTS     NATURE OF SERVICE    EMPLOYEES    ($ IN THOUSANDS)
FirstEnergy     FirstEnergy;    Maintenance,            N/A             10,000 to
Facilities      Ohio Edison;    repair and                                 12,000
                Toledo Edison   modifications of
                                real property and
                                related



10/09/01